UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 8, 2010
Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 8, 2010, the Compensation Committee of the Board of Directors of Commercial Vehicle Group, Inc. (the “Company”) approved the Commercial Vehicle Group, Inc. 2010 Bonus Plan (the “2010 Bonus Plan”). Each executive officer is eligible to participate in the 2010 Bonus Plan. The 2010 Bonus Plan includes both a “Company Factor” and an “Individual Factor.” The “Company Factor” component represents 70% of the incentive payment opportunity and is tied to the Company’s achievement of EBITDA. The “Individual Factor” represents 30% of the incentive payment opportunity and is tied to strategic, operating and cost initiatives specific to the executive’s job scope. The “Company Factor” will be applied independently to 70% of the total annual incentive opportunity and the “Individual Factor” will be applied independently to 30% of the total annual incentive opportunity.
The target incentive bonus opportunity under the 2010 Bonus Plan for Mervin Dunn was set at 75% of his base salary. The target incentive bonus opportunity for Chad M. Utrup, Gerald L. Armstrong and Kevin R.S. Frailey was set at 50% of their respective base salaries. The target incentive bonus opportunity for W. Gordon Boyd was set at 20% of his base salary.
A copy of the Bonus Plan is filed herewith as Exhibit 10.1 and is incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1     Commercial Vehicle Group, Inc. 2010 Bonus Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.
March 11, 2010	By:	/s/ Chad M. Utrup
		Name:	Chad M. Utrup
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Commercial Vehicle Group, Inc. 2010 Bonus Plan